                                                                     Exhibit 3.1

                             ARTICLES OF AMENDMENT
                               TEMPUR-PEDIC, INC

                                  March 3, 2001

     Pursuant to the provisions of Chapter 271B of the Kentucky Revised Statutes, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose submits the following statement:

1.   The name of the corporation is Tempur-Pedic, Inc.

2. On March 6, 2001, the corporation adopted the following amendment to its Articles of Incorporation so that Article IV of such Articles reads in its entirety as set forth below:

          Article IV. Shares. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) having no par value per share.

3. Each shareholder of record immediately prior to the filing of this amendment shall receive One (1) share of common stock for each Eight Thousand, Sixty-Three and 84/100ths (8,063.84) outstanding shares of common stock of the corporation held by such shareholder immediately prior to the filing of this amendment.

4. The amendment was adopted by shareholder action. On the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separate on the amendment, and the vote of such shares was:

-------------------------------------------------------------------------------
                                        Number of    Number of      Number of
                           Number of      Votes      Undisputed     Undisputed
               Number of     Votes     Represented  Shares Voted   Shares Voted
              Outstanding   Entitled     at the         For          Against
Voting Group    Shares     to be Cast   Meeting      Amendment      Amendment
-------------------------------------------------------------------------------
  Common          806,384     806,384      806,384       806,384              0
-------------------------------------------------------------------------------

     IN WITNESS WHEREOF, the undersigned has executed this written action to be effective as of the date first set forth above.

                                        Tempur-Pedic, Inc.


                                        By:    /s/ Robert B. Trussell
                                           -------------------------------------
                                        Name:  Robert B. Trussell
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------

             ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                              TEMPUR- PEDIC, INC.

                                   ARTICLE I
                                      Name

     The name of the corporation is Tempur-Pedic, Inc.

                                   ARTICLE II
                                   Amendments

     The following amendments to the Articles of Incorporation were adopted by the shareholders of the corporation at a duly called meeting of the shareholders on December 12, 1996 and in the manner prescribed by the Kentucky Business Corporation Act:

     FURTHER RESOLVED, that the Articles of Incorporation of the company, originally filed in the name of Nion, Inc., be hereby amended to increase the number of authorized shares of common stock from 1000 to 1,000,000.

                                  ARTICLE III
                                  Methodology

     The increase in the number of shares issued is intended to effectuate a 1000 to 1 stock split of the current shareholders. The company will issue new stock certificates to each shareholder in exchange for the old certificates which new certificates will reflect the stock-split all pursuant to the Kentucky Business Corporation Act.

                                   ARTICLE IV
                                    Adoption

     The above amendments were adopted by both a majority vote of both the directors and shareholders at the December 12, 1996 meeting of both the Board of Directors and Shareholders. The following shareholders voted for adoption:

                                 No. of                 No. of Share
Shareholder                      Shares    % Shares    Cost Adoption
Mrs. Robert Trussell              163.3       18.45           163.3
David Fogg                         47          5.31             5.31
Michael Magnusson
on behalf of DAN-FOAM A/S         397         44.86           397
R.B. Trussell Sr.                  10          1.13            10
Patricia D. Trussell               22          2.49            22

W.K. Downey                         4           .45
J. Wheeler. M.D.                   66.2        7.48
Robert Hoeller                     61.5        6.95
Bernadette Hoeller                  3.          .34
Alain Falourd                      32          3.62
C. Frychne                         19.15       2.16
Larry Pane                          6.          .68
Hubert Guy                          3           .34
Mark Rukavina                       2.          .23
Ben Hanbury                         1.          .11
Howard Stewart                      5.          .56
McDowell Ortho Profit Sharing       1.          .11
Frank Passante                      8.          .90
Strafe & Company                    8.          .90
Scott Shear                         8.85       1.00
Michael Smith                       1.          .11
Hugh Murphy                         1.          .11
                                --------   --------    -------------
                                  885        100.00%          597.61

     The total number of shares cast for the amendment was 597.61 or 67.52 percent of the total shares issued and outstanding. This vote constituted 100 of the votes present and entitled to be cast for the amendment. No votes were cast against the proposal.

     IN WITNESS WHEREOF, the undersigned duly authorized officer has executed these Articles of Amendment on January 17, 1997.


                                        /s/ Robert B. Trussell, Jr.
                                        ----------------------------------------
                                        Robert B. Trussell, Jr.
                                        President

ATTEST:


/s/ David C. Fogg
-------------------------------


COMMONWEALTH OF KENTUCKY  )
                          )
COUNTY OF FAYETTE         )

     The foregoing instrument was subscribed, sworn and acknowledged before me on January 17, 1997, by Robert B. Trussell, Jr. as President of Tempur-Pedic Inc. on behalf of the corporation.

               My Commission expires: 5-2-1998


                                        /s/ K. Hall
                                        ----------------------------------------
                                        NOTARY PUBLIC

This instrument prepared by:


/s/ SAM P. BURCHETT
-------------------------------
SAM P. BURCHETT ESQ.
ALFORD & BURCHETT
PNC Bank Plaza, Suite 800
200 W. Vine Street
Lexington, Kentucky 40507-1620
(606) 226-2100

                             ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                   NION, INC.

     Pursuant to KRS 271B.10-060, Nion, Inc., a Kentucky corporation, does hereby execute and file these Articles of Amendment by and through its duly authorized officer, all as required by applicable law, and states as follows:

     1. The text of the amendment adopted is an amendment to Article I of the Articles of Incorporation of Nion, Inc., so that Article I, as amended, shall read in its entirety and as a whole as follows:

     The name of the corporation shall be Tempur-Pedic, Inc.

     2. The text of the amendment adopted is also an amendment to Article IV of the Articles of Incorporation of Nion, Inc., so that Article IV, as amended, shall read in its entirety and as a whole as follows:

          The total number of shares of common stock which the corporation is authorized to issue is 1,000 shares. The common stock shall have no par value per share, which shares shall have one vote per share. Each share of common stock shall have one vote per share, shall have all voting power of the corporation which voting power shall be unlimited. Common stock shall be without distinction as to powers, preferences and rights. Holders of common stock shall have the right to receive all assets upon dissolution of the corporation after payment of par value of preferred stock.

          The corporation is authorized to issue 847.5 shares of preferred stock, which shall be entitled to noncumulative preferential dividends at a rate to 15% per annum of par value of $100 per share, payable from profits before payment of any dividends on common stock, at such times as the Board of

          Directors shall determine, and having on the liquidation or dissolution of the company, preference over common stock as to unpaid dividends, and to the extent of its par value, to the distribution share of the assets. The preferred stock shall have no voting rights and shall be redeemable at par value by the company upon thirty days' notice.

     3. The text of the amendment adopted is also an amendment to Article VI of the Articles of Incorporation of Nion, Inc., so that Article VI, as amended, shall read in its entirety and as a whole as follows:

          The address of the registered office of the corporation is 848 Nandino Blvd., Suite G, Lexington, Kentucky 40511, and the name of the registered agent at such address is Robert
          B. Trussell, Jr.

          The mailing address of the principal office of the corporation is 848 Nandino Blvd., Suite G, Lexington,
          Kentucky 40511.

     4.   The date of adoption of the foregoing amendments was July 1, 1993.

     5. The adoption of the foregoing amendment by the corporation was approved by the shareholders of the corporation:

          (a) The designation and number of the corporation's outstanding shares was 884 shares of common stock; the number of votes entitled to be cast by the holders of the common stock, which is the only voting group entitled to vote on the foregoing amendment, was 884; and the number of votes of the holders of the common stock (the only voting group) indisputably represented at the meeting was 884; and

          (b) The total number of votes cast for the foregoing amendment was 884; the total number of votes cast against the foregoing amendment was -0- and the number of votes cast for the foregoing amendment by the holders of the common stock (the only voting group) was sufficient for approval of the foregoing amendment by that voting group.

     IN TESTIMONY WHEREOF, Nion, Inc. has executed the foregoin Articles of Amendment by its President thereunto duly authorized, this 9 day of August, 1993.

                                        NION, INC.


                                        BY:/s/ ROBERT B. TRUSSELL, JR.
                                           -------------------------------------
                                           ROBERT B. TRUSSELL, JR.


THIS INSTRUMENT PREPARED BY:


/s/ PATTERSON A. DeCAMP
-------------------------------
PATTERSON A. DeCAMP
WILSON, DeCAMP & TALBOTT, P.S.C.
155 EAST MAIN STREET, SUITE 200
LEXINGTON, KENTUCKY 40507-1332

                            ARTICLES OF INCORPORATION

                                       OF

                                   NION, INC.

     The undersigned, acting as incorporator of a corporation under the Kentucky Business Corporation Act, adopts the following Articles of Incorporation.

     ARTICLE I. Name. The name of the Corporation is NION, INC.

     ARTICLE II. Duration. The duration of the Corporation shall be perpetual.

     ARTICLE III. Purposes. The purposes for which the Corporation is organized are to transact any or all lawful business for which corporations may be incorporated under the Kentucky Business Corporation Act, and to exercise any and all powers that corporations may now or hereafter exercise under the Kentucky Business Corporation Act.

     ARTICLE IV. Shares. The total number of shares which the Corporation is authorized to issue is 1,000 common shares, having no par value per share, which shares shall have one vote per share, shall have all voting power of the Corporation which voting power shall be unlimited, shall have the right to receive all assets upon dissolution of the Corporation, and shall be without distinction as to powers, preferences and rights.

     ARTICLE V. No Preemptive Rights. The shareholders of the Corporation shall have no preemptive right to acquire unissued or treasury shares of the Corporation or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares.

     ARTICLE VI. Offices: Registered Agent. The address of the initial registered office of the corporation is 167 West Main Street, Suite 1200, Lexington, Kentucky 40507-1710 and the name of the initial registered agent at such address is James A. Philpott, Jr.

     The mailing address of the principal office of the corporation is 167 West Main Street, Suite 1200, Lexington, Kentucky 40507-1710.

     ARTICLE VII. Directors. The affairs of the Corporation shall be managed and conducted by a Board of Directors. The number of directors shall be such number fixed by resolution of the Board of Directors from time to time in accordance with the bylaws of the Corporation.

     ARTICLE VIII. Incorporator. James A. Philpott, Jr., whose address is 167 West Main Street, Suite 1200, Lexington, Kentucky 40507- 1710 is the sole incorporator of the Corporation.

     ARTICLE IX. Exculpation of Directors. No director of the Corporation shall have any personal liability to the Corporation or to any of its shareholders for any monetary damages for breach of the duties as a director; provided, however, that this Article shall not limit the liability of a director for (1) any transaction in which such director's personal financial interest is in conflict with the financial interest of the corporation or its shareholders, (2) acts or omissions of such director not in good faith or which involve intentional misconduct or are known to such director to be a violation of law, (3) for any vote for or assent to by such director of an unlawful distribution to shareholders as provided under Kentucky Revised Statutes, Section 211B.8-330, or
(4) for any transaction from which such director derived an improper personal benefit.

     ARTICLE X. Indemnification of Directors and Officers. The Corporation shall, to the fullest extent permitted by, and in accordance with the provisions of, the Kentucky Business Corporation Act, indemnify each director or officer of the Corporation against expenses (including attorney's fees), judgments, taxes, fines and amounts paid in settlement, incurred by him in connection with, and shall advance expenses (including attorneys' fees) incurred by him in defending, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, or investigative) to which he is, or is threatened to be made, a party by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, fiduciary or agent of another domestic or foreign corporation, partnership, joint venture, trust, pension or similar plan or other enterprise. Advancement of expenses shall be made upon receipt of an undertaking, with such security, if any, as the Board of Directors or shareholders may reasonably require, by or on behalf of the person seeking indemnification to repay amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

     The indemnification provided for by this Article shall not be deemed exclusive of any other rights to which directors or officers of the Corporation may be entitled under any statute, agreement by-law or action of the Board of Directors or shareholders of the Corporation, or otherwise, and shall continue as to a person who has caused to be a director or officer of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, fiduciary or agent of another domestic or foreign corporation, partnership, joint venture, trust, pension or similar plan, or other enterprise, against any liability asserted against and incurred by such person in such capacity or arising out of the person's status as such, whether or not the Corporation would have the power or be obligated to indemnify such person against such liability under the provisions of this Article or the Kentucky Business Corporation Act.

     IN TESTIMONY WHEREOF, witness the signature of the sole incorporator, this 28th day of September, 1990.


                                        /s/ James A. Philpott, Jr.
                                        ----------------------------------------
                                        James A. Philpott, Jr.

COMMONWEALTH OF KENTUCKY     )
                         ) SS:
COUNTY OF FAYETTE            )

     I do hereby certify that the foregoing Articles of Incorporation of NION, INC. were this day produced before me and were signed and acknowledged by James
A. Philpott, Jr. as the sole incorporator thereof, to be his free act and voluntary deed.

     IN TESTIMONY WHEREOF witness my hand and seal this 28th day of September, 1990.


                                        /s/ Michele Hall
                                        ----------------------------------------
(SEAL)           My commission expires: October 6, 1991
                                        ----------------------------------------

This instrument prepared by:


/s/ JAMES A. PHILPOTT, JR.
-------------------------------
JAMES A. PHILPOTT, JR.
Attorney at Law
167 West Main, Suite 1200
Lexington, Kentucky 40507-1710